EXHIBIT 32

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF PORTLAND GENERAL ELECTRIC COMPANY

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

We, Peggy Y. Fowler, Chief Executive Officer and President, and James J. Piro, Chief Financial Officer, of Portland General Electric Company (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarterly period ended June 30, 2003, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

We further certify that the information contained in such report on Form 10-Q for the quarterly period ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peggy Y. Fowler		/s/ James J. Piro
Peggy Y. Fowler		James J. Piro

Date:	August 13, 2003	Date:	August 13, 2003